SUBSCRIPTION AGREEMENT

by and between

ECARX HOLDINGS INC.

and

GEELY INVESTMENT HOLDING LTD.

Dated as of January 8, 2026

TABLE OF CONTENTS
Page
Section 1.1    Definitions and Interpretation    1
ARTICLE II PURCHASE AND SALE    6
Section 2.1    Purchase and Sale    6
Section 2.2    Closing and Closing Deliverables    6
Section 2.3    Conditions to Closing    7
ARTICLE III REPRESENTATIONS AND WARRANTIES    8
Section 3.1    Representations and Warranties of the Company    8
Section 3.2    Representations and Warranties of the Purchaser    13
ARTICLE IV COVENANTS    15
Section 4.1    Further Actions    15
Section 4.2    Lock Up Period.    15
Section 4.3    Company Competitors    16
Section 4.4    Securities Law Filings    16
Section 4.5    Compliance with Transaction Agreements    16
Section 4.6    Rule 144    16
ARTICLE V INDEMNIFICATION    17
Section 5.1    Indemnification    17
Section 5.2    Third Party Claims    17
Section 5.3    Other Claims    18
ARTICLE VI MISCELLANEOUS    19
Section 6.1    Survival    19
Section 6.2    Governing Law; Dispute Resolution    19
Section 6.3    Third Party Beneficiaries    19
Section 6.4    Amendment    19
Section 6.5    Binding Effect    19
Section 6.6    Assignment    19
Section 6.7    Notices    19
Section 6.8    Entire Agreement    20
Section 6.9    Severability    20
Section 6.10    Fees and Expenses    21
Section 6.11    Confidentiality    21
Section 6.12    Specific Performance    22
Section 6.13    Public Disclosure    22
Section 6.14    Waiver    22
Section 6.15    No Partnership    22
Section 6.16    Counterparts    22

i

SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”) is made as of January 8, 2026 by and between:
1.ECARX Holdings Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”); and
2.Geely Investment Holding Ltd., a company incorporated with limited liability under the laws of the British Virgin Islands (the “Purchaser”).
W I T N E S S E T H:
WHEREAS, the Purchaser desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to the Purchaser, certain Class A ordinary shares, par value US$0.000005 per share, of the Company (the “Class A Ordinary Shares”), on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:
Article I

DEFINITIONS AND INTERPRETATION
1.Definitions and Interpretation.
(a)As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by the subject Person or together with the subject Person is jointly controlled by any third party. A Person’s Affiliates include its Subsidiaries. The term “Affiliated” shall have meanings correlative to the foregoing.
“Applicable Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, order, rule, or rule of common law, directive, requirement, or any similar form of decision of or determination by, or any formally issued written interpretation of any of the foregoing by, any Governmental Entity, in each case as amended.
“Approvals” means any license, consent, authorization, order, qualification, permission, certificate, approval, record-filing, registration or permit.
“Board” means the board of directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday, a legal holiday or a day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, New York City, Hong Kong or Mainland China.
“Class B Ordinary Shares” means Class B ordinary shares, par value US$0.000005 per share, of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.
“Company Bank Account” means the bank account in the name of the Company as follows:

Account Number:	OSA571914368632301
Account Name:	ECARX Holdings Inc.
Name of Bank:	CHINA MERCHANTS BANK H.O., SHENZHEN OFF-SHORE BANKING DEPT.
Bank Address:	NO. 2016 SHENNAN RD., SHENZHEN CHINA
Swift Code:	CMBCCNBS008
Company Address:	4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands
“Contracts” means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, security agreement, license, franchise, commitment or other arrangement or agreement, whether written or oral.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any government of any nation, federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of Mainland China, the United States or any other jurisdiction or any political subdivision thereof; any court, tribunal or arbitrator, stock exchange, securities commission or other securities regulator; and any self-regulatory organization.
“Group Companies” or “Group” means, collectively, the Company and its Subsidiaries, and a “Group Company” means any one of them.
“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, mortgage, power of sale, hypothecation, retention of title, right of pre-emption, freezing order or other judicial order preventing or restricting dispositions or other restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, law, equity or otherwise.
“Mainland China” means the Chinese mainland, i.e., the People’s Republic of China, excluding, for the purposes of this definition only, Hong Kong, Macau and Taiwan.
“Material Adverse Effect” on a Party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, has or would reasonably be expected to have a material adverse effect on (i) the financial condition or results of operations of such Party and its Affiliates taken as a whole, or (ii) the ability of such Party or its Affiliates, if applicable, to consummate the transactions contemplated by this Agreement and any other Transaction Agreement, to perform its material obligations hereunder and thereunder; provided, that none of the following, and no change, event or effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (A) any action required to be taken pursuant to the terms and conditions of the Transaction Agreements, (B) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such Party or its Affiliates), (C) changes in general economic and market conditions (to the extent not materially disproportionately affecting such Party or its Affiliates), (D) the execution, announcement or disclosure of any Transaction Agreement or the pendency or consummation of the transactions hereunder or thereunder, (E) actions or omissions of the other Party or its Affiliates, or actions or omissions of a Party or its Affiliates that have been consented to by the other Party in writing or otherwise contemplated by the Transaction Agreements, (F) changes in general legal, tax or regulatory conditions (to the extent not materially disproportionately affecting such Party or its Affiliates), (G) changes in national or international political or social conditions, including any engagement in hostilities or any military or terrorist attack or civil unrest, (H) epidemics, public health crises, earthquakes, hurricanes, floods or other natural disasters, or (I) in respect of a Material Adverse Effect on the Company, any matter set forth in the SEC Documents.
“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.
“Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC, together with all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” with respect to any Person, means any other Person, whether or not existing on the date hereof, in which the specified Person directly or indirectly through Affiliates or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests or voting power of or in such other Person or otherwise controls such other Person, whether through contract or otherwise (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of such Person in accordance with the generally accepted accounting principles applicable to such Person).
“Tax” or “Taxes” means any taxes of any kind (including income, franchise, windfall or other profits, gross receipts, customs, duties, withholding, sales, documentary, use, value added, transfer, stamp, stock transfer, registration, and real property transfer or gains and all other taxes), as well as other similar duties or levies (together with any and all interest, penalties, and additions to tax imposed with respect thereto), imposed by any Governmental Entity that is responsible for the administration or imposition of any tax.
“Transaction Agreements” means this Agreement and each other agreements, documents or instruments delivered pursuant hereto or otherwise designated in writing by the Parties as a Transaction Agreement.

“Transfer” means, with respect to any securities, directly or indirectly (i) transfer, sell, offer to sell, contract or agree to sell, pledge, encumber, grant a security interest in or otherwise dispose of or enter into any agreement to dispose of, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction (including any short sale or any arrangement which establishes a net short position) with respect to, such securities.
“U.S. GAAP” means the generally accepted accounting principles of the United States.
(b)Each of the following terms is defined in the Section set forth opposite such term:
Term    Section

Agreement    Preamble
Claim Notice    5.2(a)
Class A Ordinary Shares    Recitals
Closing    2.2(a)
Closing Date    2.2(a)
Company    Preamble
Company Financial Statements    3.1(h)(ii)
Confidential Information    6.11(a)
Dispute    6.2
FINRA    3.2(f)(vi)
Indemnified Party    5.1
Indemnifying Party    5.1
Indemnity Notice    5.3
Loss Threshold    5.1(b)
Losses    5.1
Material Contracts    3.1(l)
Nasdaq    3.1(f)
Purchase Price    2.1
Purchaser    Preamble
Subscription Shares    2.1
Third Party Claim    5.2(a)

(c)In this Agreement, except otherwise stated:
(i)The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.
(ii)When a reference is made in this Agreement to an Article, Section, Exhibit or clause, such reference is to an Article, Section, Exhibit or clause of this Agreement.
(iii)The headings of the Articles and Sections of this Agreement are inserted merely for convenience and do not expressly or by implication limit, define or extend the specific terms of the Article or Section so designated.

(iv)Whenever the word “include,” “includes” or “including” is used in this Agreement, it is deemed to be followed by the words “without limitation.”
(v)The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
(vi)All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.
(vii)The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
(viii)Usage of the conjunction “or” does not indicate the elements conjoined thereby are mutually exclusive.
(ix)The term “$” or “US$” means United States Dollars.
(x)A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.
(xi)References herein to any gender include the other gender.
(xii)The Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.
Article II

PURCHASE AND SALE
1.Purchase and Sale. On the terms and subject to the conditions contained in this Agreement, the Purchaser shall subscribe for and purchase, and the Company shall issue and sell to the Purchaser, 27,297,002 shares of Class A Ordinary Shares (the “Subscription Shares”), free and clear of all Liens (except for any restrictions created by or through this Agreement, any other Transaction Agreements or Applicable Laws), for an aggregate price of US$45,585,994 in cash (the “Purchase Price”).
2.Closing and Closing Deliverables.
(a)Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall take place remotely via the electronic exchange of the closing documents and signatures upon the satisfaction or waiver of the conditions set forth in Section 2.3 (the date the Closing occurs, the “Closing Date”). For the avoidance of doubt, the Closing shall be deemed not to have occurred if any Party fails to deliver any agreement or other instrument or document required or contemplated under this Section 2.2.
(b)At the Closing, the Purchaser shall pay to the Company the Purchase Price by wire transfer of immediately available funds to the Company Bank Account.
(c)At the Closing, the Company shall:
(i)allot and issue to the Purchaser the Subscription Shares;

(ii)cause its register of members to be updated to reflect the issuance and allotment of the Subscription Shares to the Purchaser, and deliver to the Purchaser a scanned copy of (1) an excerpt of the register of members showing such update, and (2) one or more share certificates representing the Subscription Shares in the name of the Purchaser;
(iii)deliver to the Purchaser copies of the Transaction Agreements duly executed by the Company and its Affiliates, if applicable; and
(iv)deliver or cause the delivery of all the documents expressly required under the Transaction Agreements required to be delivered to the Company at Closing.
(d)Restrictive Legend. Each share certificate representing any of the Subscription Shares shall be endorsed with the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER APPLICABLE SECURITIES LAWS, AND (B) IF NOT IN COMPLIANCE WITH THE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND GEELY INVESTMENT HOLDING LTD., DATED JANUARY 8, 2026 (THE “SUBSCRIPTION AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.
3.Conditions to Closing
(a)Conditions to Closing of the Company. The Company’s obligations to sell and issue the Subscription Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions.
(i)the representations and warranties made by the Purchaser in Section 3.2 shall be true and correct in all material aspects as of the Closing Date, other than such representations and warranties which speak as to a specific date, which representations and warranties shall be true and correct in all material respects as of such date;
(ii)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, law, statute, rule or regulation enjoining or prohibiting the issuance and sale of the Subscription Shares under this Agreement; and
(iii)the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Purchaser to consummate the Closing.
(b)Conditions to Closing of the Purchaser. The Purchaser’s obligation to subscribe for and purchase the Subscription Shares and pay the Purchase Price at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Purchaser, on or prior to the Closing Date, of each of the following conditions:
(i)the representations and warranties made by the Company in Section 3.1 shall be true and correct as of the Closing Date, other than such representations and warranties which speak as to a specific date, which representations and warranties shall be true and correct as of such date;
(ii)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, law, statute, rule or regulation enjoining or prohibiting the issuance and sale of the Subscription Shares under this Agreement; and
(iii)the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.
Article III

REPRESENTATIONS AND WARRANTIES
1.Representations and Warranties of the Company. Except as set forth in the SEC Documents, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, that:
(a)Due Formation.
(i)The Company is duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to own, lease and operate its business and assets and to conduct its business as currently conducted and as described in the SEC Documents, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, in each case except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.
(ii)Except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, (1) the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary of the Company free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities; (2) each Subsidiary of the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing (or its foreign equivalent) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted; and (3) neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b)Authority and Enforceability. The Company has full power and authority to enter into, execute and deliver the Transaction Agreements to which it is or is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to each such Transaction Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of each Transaction Agreement to which it is or is to become a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part. This Agreement has been, and each other Transaction Agreement will be duly executed and delivered by the Company (to the extent the Company is a party), and assuming due authorization, execution and delivery by the Purchaser and the other parties thereto, constitutes (or, when executed and delivered in accordance therewith will constitute) the legal, valid and binding obligation of the Company, as the case may be, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Applicable Law).
(c)Due Issuance. The Subscription Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Lien, except for restrictions arising under the Securities Act or similar securities laws or created by or through this Agreement or any other Transaction Agreements. Upon entry of the Purchaser into the register of members of the Company as the record owner of the Subscription Shares, the Purchaser will obtain good and valid title to the Subscription Shares.
(d)Non-Contravention. None of the execution and the delivery of this Agreement and the other Transaction Agreements nor the consummation of the transactions contemplated hereby or thereby, by the Company will (i) violate any provision of the organizational documents of the Company, (ii) violates any Applicable Law or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Lien under, or create in any party the right to accelerate, terminate, modify, or cancel, any material Contract to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject, in each case of item (ii) and (iii) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)Consents and Approvals. Subject to the accuracy of the representations and warranties of the Purchaser under this Agreement and other Transaction Agreements, none of the execution and delivery by the Company of this Agreement or any other Transaction Agreements to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or such other Transaction Agreements in accordance with their respective terms requires the material Approval, order or authorization of, or registration with, or the giving notice to, any Governmental Entity or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing and those post-Closing filings required to be made with any Governmental Entity (including the China Securities Regulatory Commission, the SEC and the applicable stock exchange).
(f)Compliance with Nasdaq Requirements. The Company is, and the consummation of the transactions contemplated hereby will be, in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”). The Company is in compliance with the Sarbanes-Oxley Act and any and all applicable rules and regulations promulgated by the SEC thereunder in all material respects.
(g)Capitalization.
(i)The authorized share capital of the Company is US$50,000 divided into 8,000,000,000 Class A Ordinary Shares of a par value of US$0.000005 each and 1,000,000,000 Class B Ordinary Shares of a par value of US$0.000005 each, and 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as the Board may determine in accordance with the Articles of Association. 310,785,232 Class A Ordinary Shares and 45,960,916 Class B Ordinary Shares are outstanding as of the date hereof. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all Applicable Laws, and none of such outstanding Ordinary Shares was issued in violation of any rights to subscribe for or purchase securities or any obligations of the Company. Except (A) 23,871,971 warrants to purchase Class A Ordinary Shares (each warrant is exercisable for one Class A Ordinary Share at US$11.50 (subject to adjustment)) outstanding as of the date hereof, and (B) convertible notes issued and issuable pursuant to the convertible note purchase agreement dated November 3, 2025 to which the Company is a party and the securities purchase agreement dated October 30, 2025 to which the Company is a party (each as amended and supplemented), the Company has no other outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
(ii)Except as set forth above in this Section 3.1(g), there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(h)SEC Matters; Financial Statements.
(i)The Company has filed or furnished, as applicable, on a timely basis, all the SEC Documents. As of their respective effective dates (in the case of the SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents and (B) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the material statements therein, in the light of the circumstances under which they were made, not misleading.
(ii)The financial statements (including any related notes) contained in the SEC Documents (collectively, the “Company Financial Statements”): (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby and (C) fairly present in all material respects the consolidated financial position of the Group Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the Group Companies for the periods covered thereby, except as disclosed therein and as permitted under the Exchange Act.
(iii)The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting. The “disclosure controls and procedures” (as defined in Rules 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) of the Company are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure.
(i)No Undisclosed Liabilities. Except as does not have, or would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, that would be required to be disclosed on a consolidated balance sheet of the Company prepared in accordance with U.S. GAAP, other than (i) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto or otherwise disclosed in the SEC Documents, (ii) liabilities or obligations that have been incurred by the Company after September 30, 2025 in the ordinary course of business or (iii) liabilities or obligations arising under or in connection with the transactions contemplated by this Agreement or any other Transaction Agreements.
(j)Investment Company. The Company is not and, after giving effect to the sale of the Subscription Shares, and the application of the proceeds hereof, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.
(k)Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Subscription Shares, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscription Shares.
(l)Material Contracts. The Company has filed as exhibits to the SEC Documents all Contracts and instruments (including all amendments thereto) that are required to be filed in the SEC Documents (the “Material Contracts”). Each Material Contract is in full force and effect, except where such failures to be in effect would not reasonably be expected to have a Material Adverse Effect on the Company or those that shall have expired or terminated in accordance with their respective terms. The Company is not in default under, or in breach or violation of, any Material Contract or any other contract, agreement, or instrument that is material to the Company, except where such default, breach or violation would not reasonably be expected to have a Material Adverse Effect on the Company.
(m)Litigation. There are no pending or, to the knowledge of the Company, contemplated or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings (“Actions”) before or by any Governmental Entity or by any other Person against the Group Companies or any director or officer of the Company in their capacities as such, which (i) challenges the legality, validity or enforceability of any of the Transaction Agreements or, except where the same does not have or would not be would not reasonably be expected to have a material adverse effect on the Group Companies as a whole, any transaction contemplated hereby or thereby or (ii) would, if decided adversely, have or reasonably be expected to result in a material adverse effect on the Group Companies as a whole. There has not been and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or any Governmental Entity involving the Company or any director or officer of the Company.
(n)Absence of Certain Changes. After September 30, 2025, (i) there has been no event, occurrence of development that has or would reasonably be expected to result in a Material Adverse Effect on the Group Companies as a whole, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director, employee or Affiliate of the Group Companies, except pursuant to existing equity incentive plans.
(o)Compliance with Laws.
(i)The business of the Group Companies is being conducted in compliance with any Applicable Laws applicable to them, except for non-compliance that does not have or would not be reasonably expected to have a Material Adverse Effect on the Company.
(ii)None of the Group Companies nor, to the knowledge of the Company, any officers, directors and employees of the Group Companies nor any independent sales representative, consultant, intermediary, distributor or any other Person acting on behalf of the Group Companies, has, directly or indirectly, taken any action which would cause them or any other Person to be in material violation of (A) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, (B) the UK Bribery Act 2010 or (C) any other applicable anti-corruption or anti-bribery laws, statutes, rules or regulations.
(p)Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Subscription Shares by the Company to the Purchaser as contemplated hereby.
(q)No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Subscription Shares by any form of general solicitation or general advertising.
(r)No Other Representations. The Company represents, warrants and acknowledges that (i) neither the Purchaser nor any other Person on behalf of or connected or Affiliated with the Purchaser or has made any representation or warranty, express or implied, as to the Subscription Shares, or any other matter related to the transactions contemplated by this Agreement, other than those representations and warranties of the Purchaser expressly set forth in Section 3.2, and (ii) in determining to enter into this Agreement, the Company has not relied and is not relying on any representation, warranty, statement or information from the Purchaser or any other Person on behalf of or connected or Affiliated with the Purchaser, other than those representations and warranties expressly set forth in Section 3.2.
(s) Disclosure. The Company confirms that all disclosure provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects as of the date provided and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Purchaser pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
2.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing, that:
(a)Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.
(b)Authority. The Purchaser has full power and authority to enter into, execute and deliver the Transaction Agreements to which it is or is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to each such Transaction Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby or thereby. The execution and delivery by the Purchaser or of each Transaction Agreement to which it is or is to become a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.
(c)Enforceability. This Agreement has been, and each other Transaction Agreement to which the Purchaser is or is to become a party will be, duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company and the other parties thereto, constitutes (or, when executed and delivered in accordance therewith will constitute), the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Applicable Law).
(d)Non-Contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Purchaser will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of a Lien under, or create in any party the right to accelerate, terminate, modify, or cancel, any material Contract to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or, to the knowledge of the Purchaser, threatened against the Purchaser that questions the validity of any Transaction Agreement or the right of the Purchaser to enter into any Transaction Agreement to which the Purchaser is or is to become a party or to consummate the transactions contemplated hereby or thereby.
(e)Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement and the other Transaction Agreements to which the Purchaser is or is to become a Party, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreement or any such Transaction Agreements in accordance with their respective terms requires the material Approval, order or authorization of, or registration with, or the giving notice to, any Governmental Entity or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing.
(f)Status and Investment Intent.

(i)Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subscription Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.
(ii)Own Account. The Purchaser is acquiring the Subscription Shares that it is purchasing pursuant to this Agreement for its own account for investment purpose only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser is not acting as a “distributor” (within the meaning of Rule 902 of Regulation S under the Securities Act) of the Subscription Shares. The Purchaser does not have any direct or indirect arrangement, or understanding with any other Persons to distribute, or regarding the distribution of the Subscription Shares in violation of the Securities Act or any applicable state securities law.
(iii)No General Solicitation. The Purchaser was not identified or contacted through the marketing of the transactions contemplated by this Agreement. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts. The purchase of the Subscription Shares by the Purchaser was not solicited by or through anyone other than the Company.
(iv)Restricted Securities. The Purchaser acknowledges that the Subscription Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.
(v)Status. The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D under the Securities Act, and is not a “U.S. person” within the meaning of Rule 902 of Regulation S under the Securities Act and is located outside of the United States.
(vi)FINRA. The Purchaser does not, directly or indirectly, own more than five percent (5%) of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.
(g)Brokers. The Purchaser has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with any transactions contemplated under any Transaction Agreements, and the Purchaser is not under or subject to any obligation to pay any broker’s fee or commission in connection with any transactions contemplated under any Transaction Agreements.
(h)No Other Representations. The Purchaser represents, warrants and acknowledges that (i) neither the Company nor any other Person on behalf of or connected or Affiliated with the Company or has made any representation or warranty, express or implied, as to the Subscription Shares, or any other matter related to the transactions contemplated by this Agreement, other than those representations and warranties of the Company expressly set forth in Section 3.1, and (ii) in determining to enter into this Agreement, the Purchaser has not relied and is not relying on any representation, warranty, statement or information from the Company or any other Person on behalf of or connected or Affiliated with the Company, other than those representations and warranties expressly set forth in Section 3.1.

Article IV

COVENANTS
1.Further Actions. On the terms and subject to the conditions set forth in this Agreement, the Company and the Purchaser will, and cause their respective Subsidiaries and Affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements. On and after the date hereof, and subject to the provisions of this Agreement, the Company and the Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement and the other Transaction Agreements. The Company and the Purchaser shall not be deemed as affiliates of each other for the purpose of this Section 4.1.
2.Lock Up Period. Notwithstanding any other provision of this Agreement, the Purchaser shall not, without the prior written consent of the Company, Transfer the Subscription Shares or any portion thereof for a period of six (6) months after the Closing Date, provided, that the Purchaser may Transfer the Subscription Shares or any portion thereof to any Affiliate thereof that is neither a Company Restricted Person nor a Sanctioned Person without the prior written consent of the Company during such period if such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement, including this Section 4.3.
3.Company Competitors. Notwithstanding any other provision of this Agreement, the Purchaser shall not, directly or indirectly, Transfer any Ordinary Shares of the Company or any portion thereof to any competitor of the Company or of any Subsidiary of the Company as set out in Exhibit A attached hereto, unless such Transfer is approved in advance in writing by the Company’s Chairman of the Board and Chief Executive Officer, provided, however, that the foregoing restriction shall not apply to any Transfer of Ordinary Shares on any recognized securities exchange or automated inter-dealer quotation system on which the Ordinary Shares are listed or quoted.
4.Securities Law Filings. Each Party shall timely file all forms, reports and documents required to be filed by it with the SEC (including filing any required statements of beneficial ownership on Schedule 13D or Schedule 13G) and with the China Securities Regulatory Commission as a result of the issuance of the Subscription Shares, if applicable; provided, that each Party shall provide the other Party with reasonable chance to review the information in such filing with respect to the transactions under this Agreement and/or the other Party prior to the filing.
5.Compliance with Transaction Agreements. The Purchaser hereby covenants and agrees with the Company to cause each covenant and agreement of any of its Affiliates party to each of the Transaction Agreements to be fully performed, satisfied and discharged, as if such covenants and agreements were set forth herein and repeated by the Purchaser hereunder as a primary obligor. The Company hereby covenants and agrees with the Purchaser to cause each covenant and agreement of any of its Affiliates party to each of the Transaction Agreements to be fully performed, satisfied and discharged, as if such covenants and agreements were set forth herein and repeated by the Company hereunder as a primary obligor.
6.Rule 144. The Company shall use commercially best efforts to make available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell the Subscription Shares or any portion thereof to the public without registration, including:
(a)making and keeping current public information available, as that term is understood and defined in Rule 144;

(b)filing with the SEC in a timely manner all reports and other materials required to be filed by the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144 (including without limitation, Rule 144(i)(2)); and
(c)furnishing to the Purchaser such information as may be reasonably requested by the Purchaser to permit the Purchaser to sell its Subscription Shares or any portion thereof pursuant to Rule 144 without registration.
Article V

INDEMNIFICATION
1.Indemnification. From and after the Closing Date, each Party, as applicable (the “Indemnifying Party”), shall indemnify and hold the other Party and its directors, officers, employees and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities, including reasonable attorney’s fees (together, “Losses”) resulting from or arising out of (i) the breach of any representation or warranty of the Indemnifying Party set forth in this Agreement or (ii) the breach of any covenant or agreement of the Indemnifying Party set forth in this Agreement.
(a)No Indemnifying Party shall be liable for any Loss consisting of punitive, special or incidental damages.
(b)The maximum aggregate amount of Losses that the Indemnified Parties will be entitled to recover pursuant to this Article V shall be limited to US$45,585,994. Notwithstanding the foregoing or anything else to the contrary contained herein, the limitations on indemnification set forth in this Section 5.1 shall not apply to any claim based on intentional fraud of the Indemnifying Party or its Subsidiaries or Affiliates.
(c)The Indemnified Party shall not be entitled to recover from the Indemnifying Party under this Agreement or any other Transaction Agreement more than once in respect of the same Losses suffered.
(d)Nothing in this Article V shall affect any Parties’ rights to specific performance or other equitable remedies with respect to the covenants and agreements in this Agreement.
(e)The amount of any Losses for which indemnification is provided under this Article V shall be reduced by (i) any amounts that have been recovered by any Indemnified Party from any third party, and (ii) any insurance proceeds or other cash receipts or source of reimbursement that have been received by any Indemnified Party with respect to such Losses, in each case, net of any costs of recovery. If any amount to be reduced under this section from any payment required under this Article V is determined after the date on which the Indemnifying Party has paid such indemnification claim, the Indemnified Party shall promptly reimburse the Indemnifying Party any amount that the Indemnifying Party would not have had to pay pursuant to this Article V had such determination been made at the time of such indemnification payment by the Indemnifying Party.
(f)Each Indemnified Party shall use reasonable efforts to mitigate the Losses it incurs.
2.Third Party Claims.
(a)If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article V, the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.
(b)Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right, but not the obligation, to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action or (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party (other than immaterial equitable relief in connection with an award of monetary damages).
(c)If requested by the Indemnifying Party, the Indemnified Party shall, at the cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 5.2(b) above.
(d)In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within thirty (30) days after the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party.
3.Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s good faith estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.
Article VI

MISCELLANEOUS
1.Survival . All representations and warranties made by any Party hereunder shall expire on the date that is eighteen (18) months after the Closing, except that all Fundamental Representations shall survive until the expiration of the applicable statute of limitations. The covenants and agreements herein shall survive the Closing in accordance with their respective terms.
2.Governing Law; Dispute Resolution. This Agreement shall be governed by and interpreted in accordance with the laws of the state of New York. Any dispute arising out of or relating to this Agreement (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the Purchaser shall have the right to appoint one arbitrator, and the third arbitrator shall be appointed jointly by the two arbitrators. The arbitration proceedings shall be conducted in English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, either Party may seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement.
3.Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except that each Indemnified Party that is not a Party shall be a third party beneficiary hereof having the right to enforce the obligations of the Company hereunder.
4.Amendment. This Agreement shall not be amended or modified except by an agreement in writing executed by the Parties.
5.Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and its heirs, successors and permitted assigns and legal representatives.
6.Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void.
7.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the Party for whom it is intended, (b) if delivered by facsimile with receipt confirmed, (c) if sent by email, on the date the email is sent (to the extent it does not bounce back), or (d) if delivered by certified mail, registered mail or courier service, return receipt received, to the Party at the address set forth below:
If to the Company, at:
Address: 12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai, China
Attn.: Henry Yu
E-mail: henry.yu@ecarxgroup.com
With a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attn: Shu Du
Email: shu.du@skadden.com

Telephone No.: (+852) 3740 4858
If to the Purchaser, at:
Geely Investment Holding Ltd.
Attn: Wenqi Li
Email: Wenqi.Li1@geely.com
Telephone No.: +86 18668075826
Any Party may change its address for purposes of this Section 6.7 by giving the other Parties hereto written notice of the new address in the manner set forth above.
8.Entire Agreement. This Agreement and the other Transaction Agreements (together with the schedules and exhibits hereto and thereto) together constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are superseded by this Agreement and the other Transaction Agreements.
9.Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under Applicable Laws, and that such modified provision shall thereafter be enforced to the fullest extent possible.
10.Fees and Expenses. Except as otherwise provided in this Agreement or any other Transaction Agreements, the Parties shall bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.
11.Confidentiality.
(a)Each Party shall, and shall cause its Affiliates to, keep confidential any non-public material or information with respect to this Agreement and the other Transaction Agreements, any of the terms and conditions of, and the status or other facts with respect to, this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, including the existence of this Agreement and the other Transaction Agreements (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Parties or their Affiliates, representatives or agents, so long as such party was not, to the knowledge of the receiving Party, subject to a duty of confidentiality to such Party or Affiliates or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement and shall not use such Confidential Information for any other purposes.

(b)Notwithstanding any other provisions in this Section 6.11, if any Party believes in good faith that any announcement or notice is required to be made by Applicable Laws (including rules or regulations of any relevant securities exchange) or information is otherwise required to be disclosed to any Governmental Entity, such Party may, in accordance with advice by counsel as to the Applicable Laws, make the required disclosure; provided, that, the Party who is required to make such disclosure shall, to the extent permitted by Applicable Laws and so far as it is reasonably practicable, provide the other Party with prompt notice of such requirement and reasonably cooperate with the other Party at such other Party’s request and at the requesting Party’s cost, to enable such other Party to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Party to the extent reasonably practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Agreement; provided, that the Party who is required to make such disclosure shall, to the extent permitted by Applicable Laws and so far as it is reasonably practicable, at the other Party’s request and at the requesting Party’s cost, reasonably cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.
(c)Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided, that such Party shall ensure such Persons strictly abide by the confidentiality obligations hereunder.
(d)The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement for a period of three (3) years.
12.Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement or any other Transaction Agreements were not performed in accordance with the terms hereof or thereof and that the Parties shall be entitled to seek specific performance of the terms hereof or thereof, in addition to any other remedy at law or equity.
13.Public Disclosure. Without limiting any other provision of this Agreement, the Purchaser and the Company shall consult with each other as to the need to issue a press release with respect to the execution of this Agreement and any other Transaction Agreement and the transactions contemplated hereby and thereby.
14.Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.
15.No Partnership. The relationship between the Parties established by this Agreement and each of the other Transaction Agreements is that of independent contractors, and nothing contained in this Agreement or any of the other Transaction Agreements shall be construed to (i) give any Party the power to direct or control the day-to-day activities of any other Party, or (ii) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever. The Parties acknowledge and agree the relationship between the Parties does not and will not constitute a partnership (including a limited partnership) or a joint venture by reason of this Agreement, any other Transaction Agreement or otherwise, that no Party is or will be, by reason of this Agreement, any other Transaction Agreement or otherwise, a partner or joint venturer of the other Party for any purpose, and that this Agreement and each of the other Transaction Agreements shall not be construed to suggest otherwise.
16.Counterparts. This Agreement may be executed in several counterparts (including execution by electronic means) and as so executed shall constitute one and the same agreement binding on all Parties, notwithstanding that all of the Parties have not signed the same counterpart.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
ECARX HOLDINGS INC.

By:    /s/ SHEN Ziyu
    Name:    SHEN Ziyu
    Title:    Director

    [Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
GEELY INVESTMENT HOLDING LTD.

By:    ZHANG Quan
    Name:    ZHANG Quan
    Title: Director
    [Signature Page to Subscription Agreement]

Exhibit A

Company Competitors	Corporate Name
Desay SV	Huizhou Desay SV Automotive Co., Ltd.
Pateo	Shanghai PaTeo Electronic Equipment Manufacturing Co., Ltd.
Autolink	Autolink Information Technology Co., Ltd.
Neosoft	Neusoft Corporation
Bdstar	Beijing BDStar Navigation Co., Ltd.
Huawei	Huawei Investment Holdings Limited
Bosch	Robert Bosch GmbH
Aptiv	Aptiv PLC
Visteon	Visteon Corporation
Joynext	Ningbo Joynext Technology Corporation
Adayo	Foryou Corporation
Hsae	Shenzhen Hangsheng Electronics Corp.,ltd.
Thundersoft	Thunder Software Technology Co., Ltd.
Xiandou Intelligent Robot	Shanghai Xiandou Intelligent Robot Co., Ltd.
Noboauto	Nobo AUTOMOTIVE TECHNOLOGIES Co., Ltd.
Lanyou Technology	Shenzhen Lanyou Technology Co., Ltd.
SOUND Technology	SOUND Technology (Chong Qing) Co., Ltd.
BYD	BYD Company Limited
Horizon	Beijing Horizon Information Technology Co., Ltd.
DJI Technology	SZ DJI Technology Co., Ltd.

Including any direct and indirect Subsidiaries and Affiliates controlling each of the foregoing, and each of the respective successors or surviving entities of the said Person and its Subsidiaries and Affiliates